UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021 (March 10, 2021)

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47281 Bayside Parkway

Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 797-4743

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ENPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

Sale of Additional 2026 Notes Pursuant to Exercise of Over-Allotment Option

On March 12, 2021, Enphase Energy, Inc. (“Enphase”) completed the sale of an additional $57.5 million in aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 Notes”) in connection with Enphase’s offering (the “Notes Offering”) of the 2026 Notes and of its 0% Convertible Senior Notes due 2028 (the “2028 Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Enphase previously disclosed the Notes Offering in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021 (the “Notes Offering 8-K”).

The additional 2026 Notes sold by Enphase on March 12, 2021 were issued pursuant to the exercise in full of the over-allotment option for additional 2026 Notes under the Purchase Agreement (the “Purchase Agreement”), dated February 24, 2021, entered into among Enphase and Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC (the “Initial Purchasers”). Including the additional 2026 Notes sold by Enphase on March 12, 2021 as a result of the Initial Purchasers’ exercise of their over-allotment option, Enphase has issued a total of $632.5 million aggregate principal amount of 2026 Notes in connection with the Notes Offering. The Initial Purchasers did not exercise the over-allotment option for any additional 2028 Notes, and a total of $575 million aggregate principal amount of 2028 Notes have been issued in the Notes Offering. The over-allotment option for additional 2028 Notes has expired in accordance with the terms of the Purchase Agreement.

Enphase received net proceeds from the sale of the additional 2026 Notes on March 12, 2021 of approximately $56.6 million (after deducting the Initial Purchasers’ discount and estimated fees and expenses). Including the additional 2026 Notes issued by Enphase on March 12, 2021, Enphase has received total net proceeds of approximately $1,188.6 million from the Notes Offering (after deducting the Initial Purchasers’ discount and estimated fees and expenses).

The additional 2026 Notes sold by Enphase on March 12, 2021 have the same terms in all respects as the 2026 Notes previously sold by Enphase in the Notes Offering, and the disclosures set forth under the headings “Purchase Agreement” and “Indentures for the 2026 Notes and 2028 Notes” in Item 1.01 of the Notes Offering 8-K are incorporated herein by reference.

Additional Convertible Note Hedge Transactions

In connection with the Initial Purchasers’ exercise of their over-allotment option for additional 2026 Notes, on March 10, 2021, Enphase entered into additional privately-negotiated convertible note hedge transactions with respect to its common stock (the “Additional Convertible Note Hedge Transactions”) with each of Barclays Bank PLC, Credit Suisse Capital LLC, JPMorgan Chase Bank, National Association and Mizuho Markets Americas LLC (collectively, the “Counterparties”).

Enphase paid an aggregate amount of approximately $11.3 million to the Counterparties for the Additional Convertible Note Hedge Transactions. The Additional Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the 2026 Notes, approximately 187,008 shares of Enphase’s common stock, the same number of shares initially underlying the additional 2026 Notes issued in connection with the Initial Purchasers’ the exercise of the over-allotment option, at a strike price that corresponds to the initial conversion prices of the 2026 Notes and are exercisable upon conversion of the 2026 Notes. The Additional Convertible Note Hedge Transactions will expire upon the maturity of the 2026 Notes.

The Additional Convertible Note Hedge Transactions are expected generally to reduce potential dilution to Enphase’s common stock upon any conversion of the 2026 Notes and/or offset any cash payments Enphase is required to make in excess of the principal amount of converted 2026 Notes, as the case may be. The Additional Convertible Note Hedge Transactions are separate transactions, entered into by Enphase with the Counterparties, and they are not part of the terms of the 2026 Notes. Holders of the 2026 Notes will not have any rights with respect to the Additional Convertible Note Hedge Transactions.

The foregoing summary of the Additional Convertible Note Hedge Transactions is qualified in its entirety by the confirmations for the Additional Convertible Note Hedge Transaction Confirmations attached as Exhibit 10.1 to this Current Report on Form 8-K, and such Exhibit 10.1 is incorporated herein by reference.

Additional Warrant Transactions

In addition, concurrently with entering into the Additional Convertible Note Hedge Transactions, on March 10, 2021, Enphase separately entered into additional privately-negotiated warrant transactions (the “Additional Warrants”), whereby Enphase sold to the Counterparties additional warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 187,008 shares of Enphase’s common stock at an initial strike price of approximately $397.91 per share.

Enphase received aggregate proceeds of approximately $8.8 million from the sale of the Additional Warrants to the Counterparties. The Additional Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of Enphase’s common stock, as measured under the Additional Warrants, exceeds the strike price of the Additional Warrants, the Additional Warrants will have a dilutive effect on Enphase’s earnings per share, unless Enphase elects, subject to certain conditions, to settle the Additional Warrants in cash. The Additional Warrants are separate transactions, entered into by Enphase with the Counterparties, and are not part of the terms of the 2026 Notes. Holders of the 2026 Notes will not have any rights with respect to the Additional Warrants.

The foregoing summary of the Additional Warrants is qualified in its entirety by the Additional Warrant Confirmations attached as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibit 10.2 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Additional Convertible Note Hedge Transaction Confirmations.

10.2	Additional Warrant Confirmations.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021	ENPHASE ENERGY, INC.

	By:	/s/ Eric Branderiz
Eric Branderiz
Executive Vice President and Chief Financial Officer